August 13, 1990



 Indiana Financial Investors, Inc.
 151 N. Delaware St., Suits 425
 Indianapolis, Indiana 46204



 Gentlemen:

  This letter will set forth the agreement and understanding between Hickory Furniture Company ("Hickory") and
 Indiana Financial Investors, Inc. ("IFI") concerning the transaction outlined below:

     1.IFI shall purchase from Hickory an interest in the amount of $790,000 in that certain Demand Promissory Note held by Hickory, from Wisconsin Real Estate Investment Trust ("WREIT") dated as of January 1, 1989 in the principal amount of $10,581,384.80 (the "WREIT Note").

    2. For the interest described in paragraph 1, IFI shall pay to Hickory the sum of $750,000.

   3. Hickory represents and warrants to IFI that the WREIT Note is secured by a pledge by WREIT to Hickory of the shares of Acton Corp. owned by WREIT (the "Acton Collateral"). Hickory agrees to assign to IFI its interest in the Acton Collateral to secure payment of IFI's interest in the WREIT Note.

   4. Hickory agrees to subordinate its right to receive principal and interest under the WREIT Note and its rights in the Acton Collateral, to the interest and rights of IFI in the WREIT Note and the Acton Collateral.

   5. IFI agrees that its interest in the WREIT Note and the Acton Collateral may be subordinated to rights which may be granted to New England Life in an amount not to exceed
  $2,000,000.

 6. If IFI has not received $790,000 of principal and all accrued interest thereon on or before August 15, 1992, then IFI shall be entitled to demand payment from WREIT and to exercise all other remedies under the WREIT Note and the Acton
 Collateral documents.

 7. This transaction shall be subject to the preparation of documentation satisfactory to IFI and to Hickory.

 8. Notwithstanding any other provision herein to the contrary, if the transaction contemplated by this letter has not been approved by the IFI Board of Directors on or before August 31, 1990, Hickory shall immediately refund to IFI $75O,OOO, plus interest thereon at the rate of 12% per annum.

  If the foregoing correctly sets forth our agreement, please so indicate by signing a copy of this letter in the space provided below.



                                       HICKORY FURNITURE COMPANY
                                       By:______________________



 Accepted and agreed to this _______day of August, 1990.



                               INDIANA FINANCIAL INVESTORS, INC.



                                       By:______________________